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                                                                    EXHIBIT 3.5

                         EQUITY OFFICE PROPERTIES TRUST

                             ARTICLES SUPPLEMENTARY

     Equity Office Properties Trust, a Maryland real estate investment trust (hereinafter called the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     Pursuant to Section 3-802 of the Maryland General Corporation Law (the "MGCL"), by resolution of the Board of Trustees of the Trust duly adopted at a duly called meeting held on February 10, 2000, the Trust elected to be subject to the provisions of Section 3-804(c) of the MGCL, subject to any rights conferred by the Trust by provision in its declaration of trust as now or hereafter in effect on holders of any class or series of preference or preferred shares of the Trust now or hereafter created.

     IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary on February 28, 2000.

WITNESS:                             EQUITY OFFICE PROPERTIES TRUST


By: /s/ Stanley M. Stevens           By:  /s/Timothy H. Callahan
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     Stanley M. Stevens                   Timothy H. Callahan
     Secretary                            President and Chief Executive Officer



     THE UNDERSIGNED, President and Chief Executive Officer of Equity Office Properties Trust, who executed on behalf of the Trust Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the act of said Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                          /s/Timothy H. Callahan
                                          ----------------------
                                          Timothy H. Callahan
                                          President and Chief Executive Officer